EX 26-(a) i

C. M. LIFE INSURANCE COMPANY

DIRECTORS’ CONSENT TO ACTION

The undersigned, being the sole Directors of C. M. Life Insurance Company do, by signing their names below, consent to the actions hereinafter set forth, taken or to be taken by the corporation regarding the establishment of C. M. Life Variable Life Separate Account I and related matters and do hereby direct the Secretary to file this consent with the minutes of the Board of Directors.

ESTABLISHMENT OF C.M. LIFE

VARIABLE LIFE SEPARATE ACCOUNT I

WHEREAS, Section 38a-433 of the Connecticut Insurance Laws permits a domestic life insurance company to establish one or more separate investment account;

WHEREAS, the Board of Directors of a domestic life insurance company is charged with the authority to establish such separate investment accounts;

WHEREAS, it is desired by the Board of Directors of C.M. Life Insurance Company (the “Company”) that the Company create a separate investment account to fund certain of its variable life insurance products;

NOW, THEREFORE, be it known that the Board of Directors of the Company hereby establishes a separate investment account pursuant to the authority granted to it under Section 38a-433 of the Connecticut Insurance Laws to be known as and referred to herein as “C.M. Life Variable Life Separate Account I”.

FURTHER, the assets of C.M. Life variable Life Separate Account I shall be derived solely from: (a) sale of variable life products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with operation of C.M. Life Variable Life Separate Account I.

FURTHER, the Company shall maintain in C. M. Life Variable Life Separate Account I assets with a fair market value at least equal to the statutory valuation reserves for the variable life policies;

FURTHER, the Board of Directors grants to the President, any Vice President, the Secretary, and the Treasurer, (collectively the “Executive Officers”) the authority to reserve the right, as each may deem appropriate from time to time, in accordance with applicable laws and regulations: (a) to divide C.M. Life Variable Life Separate Account I into divisions or subdivisions with each division or subdivision investing in shares of designated classes of designated investment companies or other appropriate securities, (b) to modify or eliminate any such divisions or subdivisions, (c) to designate further any division or subdivision thereof, and (d) to change the name of C.M. Life Variable Life Separate Account I to another name.

FURTHER, the Board of Directors for the Company grants to the Executive Officers the authority to invest cash from the Company’s general account in C.M. Life Variable Life Separate Account I or in any division or subdivision thereof as the Executive Officers may deem necessary or appropriate to facilitate the commencement of the operations of C.M. Life Variable Life Separate Account I or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Company’s general account and C.M. Life Variable Life Separate Account I as the Executive Officers may deem necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable life policies issues by the Company providing for allocations to C.M. Life Variable Life Separate Account I.

FURTHER, the income, gains, and losses (whether or not realized) from assets allocated to C.M. Life Variable Life Separate Account I shall, in accordance with any variable life policies issued by the Company providing for allocations to C.M. Life Variable Life Separate Account I be credited to or charges against C.M. Life Variable Life Separate Account I without regard to the other income, gains, or losses of the Company;

FURTHER, the Company shall, through its Executive Officers, adopt procedures providing for, among other things, criteria by which the Company shall provide for a pass-through of voting rights to the owners of variable life policies issued by the Company providing for allocation to C.M. Life Variable Life Separate Account I with respect to the shares of any investment companies which are presently held by C.M. Life Variable Life Separate Account I;

FURTHER, the Company shall prepare and execute any necessary agreements to enable C.M. Life Variable Life Separate Account I to invest or reinvest the assets of C.M. Life Variable Life Separate Account I in securities issued by investment companies registered under the Investment Company Act of 1940 or other appropriate securities as the Executive Officers of the Company may designate pursuant to the provisions of the variable life policies issued by the Company providing for allocations to C.M. Life Variable Life Separate Account I;

FURTHER, the fiscal year of C.M. Life Variable Life Separate Account I shall end on the 31 st day of December each year;

FURTHER, the Company shall register under the Securities Act of 1933 variable life policies, or units of interest thereunder, under which amounts will be allocated by the Company to C.M. Life Variable Life Separate Account I to support reserves for such policies and, in connection therewith, the Company shall prepare, execute and file with the Securities and Exchange Commission, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as any Executive Officer executing the same may deem necessary or appropriate;

FURTHER, that the Company take any action necessary to obtain exemptive relief from the provisions of the Investment Company Act of 1940 to permit the deduction of Deferred Acquisition cost tax from the Variable Life Contracts. and that the Company complete any filings with the Securities and Exchange Commission needed to obtain such relief.

FURTHER, the Company shall take all actions necessary to register C.M. Life Variable Life Separate Account I as a unit in investment trust under the Investment Company Act of 1940 and to take such related actions as deemed necessary and appropriate to carry out the foregoing;

FURTHER, the Company shall prepare, execute and file with the Securities and Exchange Commission, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940 and the Securities Act of 1933, and to request from the Securities and Exchange Commission no-action and interpretative letters as the Executive Officers may from time to time deem necessary or desirable;

FURTHER, the Officers of the Company shall prepare, execute and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934 or applicable State insurance or securities laws or regulations.

FURTHER, the Corporate Secretary of the Company, or such other person as the Secretary may designate, is appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder and any other necessary Acts;

FURTHER, the Executive Officers of the Company shall effect in the name and on behalf of the Company, all such registrations, filings, and qualifications under Blue Sky or other applicable securities laws and regulations and under applicable insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable life policies under C.M. Life Variable Life Separate Account I to support reserves for such policies; such action shall include registration, filing, and qualification of the Company and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and in connection therewith, preparation, execution, acknowledgment and filing of all such applications, applications of exemptions, certificates, affidavits, covenants, consents to service of process and other instruments, and all such action as the Executive Officer of the Company executing the same or taking such action may deem necessary or desirable.

FURTHER, the Board of Directors hereby authorizes the Executive Officers to establish such other separate investment accounts for the funding of variable life insurance policies as they deem appropriate and to take such actions as are consistent with the authority granted to date to Executive Officers herein.

FURTHER, the Board of Directors hereby authorizes the Executive Officers to establish such other separate investment accounts for the funding of variable life insurance policies as they deem appropriate and to take such actions as are consistent with the authority granted to the Executive Officers herein.

FURTHER, the Board of Directors grants to the Executive Officers of the Company the authority to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing and the intent and purposes thereof.

Dated at Hartford, Connecticut, this 2nd day of February, 1995.

/s/ Rodney O. Martin
Rodney O. Martin, Director

/s/ Donald H. Pond
Donald H. Pond, Jr., Director

/s/ David E. Sams, Jr
David E. Sams, Jr., Director

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